AGREEMENT AND PLAN OF MERGER

                                      Among

                          CEMENTITIOUS MATERIALS, INC.,

                         CEMENTITIOUS ACQUISITIONS, INC.

                                       And

                                NATURALNANO, INC.




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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 26th day of September 2005 by and among CEMENTITIOUS MATERIALS, INC., a Nevada Corporation ("CMI"), CEMENTITIOUS ACQUISITIONS, INC., a Nevada corporation ("Merger Sub"), and NaturalNano, Inc., a Delaware corporation (the "Company").

       WHEREAS, CMI desires to acquire the Company as a wholly owned subsidiary and to issue shares of CMI common stock to the security holders of the Company upon the terms and conditions set forth herein. Merger Sub is a newly-created, wholly-owned subsidiary corporation of CMI that will be merged with and into the Company, whereupon the Company will be the surviving corporation and will become the wholly owned subsidiary of CMI. Merger Sub and the Company are sometimes collectively hereinafter referred to herein as the "Constituent Corporations");

       WHEREAS, the boards of directors of CMI, Merger Sub and the Company, respectively, deem it advisable and in the best interests of such corporations and their respective stockholders that Merger Sub merge with and into the Company pursuant to this Agreement and the Certificate of Merger (in the form attached hereto as Exhibit "A") and pursuant to applicable provisions of law (such transaction is hereafter referred to as the "Merger"); and

       WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the transactions contemplated herein and also to prescribe various conditions thereto.

       NOW THEREFORE, in consideration of the premises, mutual covenants set out herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

       SECTION 1 Acquisition of NaturalNano, Inc. The parties to this Agreement do hereby agree that Merger Sub will be merged with and into the Company upon the terms and conditions set forth herein and in accordance with the provisions of the Nevada Revised Statutes ("NRS"). It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

       SECTION 2 Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, Merger Sub will be merged with and into the Company as of the Effective Time of the Merger (the terms "Closing" and "Effective Time of the Merger" are defined in Section 6 hereof). The Company will be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and the separate existence of Merger Sub will cease at the Effective Time of the Merger. The Company, as the Surviving Corporation, will succeed to and assume all the rights and obligations of Merger Sub in accordance with the NRS, as described below. Consummation of the Merger will be upon the following terms and subject to the conditions set forth herein:

       (a) Corporate Existence. Commencing at the Effective Time of the Merger, the separate corporate existence of Merger Sub will cease and the Surviving Corporation will continue its corporate existence as a Delaware corporation; and

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


             (i) the Surviving Corporation will thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations;

             (ii) all debts due to either of the  Constituent  Corporations,  on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations will, except as otherwise set forth herein, be taken and deemed to be transferred to and will be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and

            (iii) all  rights of  creditors  and all  liens,  if any,  upon any property of any of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Time of the Merger, and all debts, liabilities and duties of the
                  Constituent Corporations will thenceforth attach to the Surviving Corporation.

       (b) Effective  Time of the Merger.  At the Effective  Time of the Merger,
       (i) the Certificate of Incorporation and the Bylaws of the Company, as existing and in effect immediately prior to the Effective Time of the Merger, will be and remain the Certificate of Incorporation and Bylaws of the Surviving Corporation; (ii) the members of the Board of Directors of the Company holding office immediately prior to the Effective Time of the Merger will remain as the members of the Board of Directors of the Surviving Corporation until their respective successors are elected or appointed and qualified (if on or after the Effective Time of the Merger a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the Bylaws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation otherwise determines, all persons who hold offices of the Company at the Effective Time of the Merger will continue to hold the same offices of the Surviving Corporation.

       (c) Conversion of Securities. At the Effective Time of the Merger and without any action on the part of CMI, Merger Sub, the Company or the holders of any of the securities of any of these corporations, each of the following will occur:

              (i) The outstanding shares of capital stock of the Company will be converted into the right to receive shares of common stock, par value $0.001 per share, of CMI ("CMI Common Stock"). Each one (1) share of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will be converted into the right to receive
                   4.4919378 shares of CMI Common Stock. No fraction of any share of CMI Common Stock will be issued to any former holder of capital stock of the Company; rather, the number of shares of CMI Common Stock otherwise issuable, if other than a whole number, will be rounded to the nearest whole number. The holders of such certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time of the Merger will cease to have any rights with respect to such shares of the Company's common stock except as otherwise provided herein or by law.

             (ii) Any shares of the Company capital stock held in the treasury of the Company immediately prior to the Effective Time of the Merger will automatically be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto. At the Effective Time of the Merger, the stock transfer books of the Company will be closed and thereafter, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of capital stock of the Company which were outstanding immediately prior to the Effective Time.

             (iii) Each  holder of an option (a  "Company  Option")  to purchase
                   Company Common Stock granted prior to the Effective Time of the Merger pursuant to the Company's Stock Option Plan (the "Company Option Plan") or otherwise will receive from CMI at the Closing, in exchange for a written instrument executed by him canceling by its terms all of the Company Options held by him at the Closing, a duly executed Option Agreement (a "CMI Option Agreement") evidencing the grant to said holder, pursuant to the CMI Stock Incentive Plan (as defined herein), of an option (each, a "CMI Option") to acquire one (1) share of CMI Common Stock for every one (1) share of Company Common Stock for which the Company Option is exercisable, on economic and contractual terms substantially and materially similar to the terms and conditions of said Company Option prior to such conversion, and substantially in the form of Exhibit "C" attached hereto.

             (iv) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time of the Merger will remain in existence as one share of common stock of the Surviving Corporation, which will be owned by CMI.

             (v) The 4,991,042 shares of CMI Common Stock issued and outstanding immediately prior to the Merger will remain issued and outstanding after the Effective Time of the Merger.

       (d)   Restricted Securities.

             (i) None of (i) the shares of CMI Common Stock into which the shares of capital stock of the Company are to be converted, or (ii) the CMI Options will, at the Effective Time of the Merger, be registered under the Securities Act of 1933, as amended (the "Securities Act") but, rather, will be deemed to have been issued pursuant to an exemption therefrom (subject to the satisfaction of certain other terms and conditions hereof) and will be considered "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. All shares of CMI Common Stock will bear a legend worded substantially as follows:

                         "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

             (ii) At the Closing, CMI will direct its transfer agent to record, as soon as practicable after the Closing, the issuance of CMI Common Stock to the holders of the Company's capital stock pursuant to the provisions set forth above. The transfer agent will annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There will be no requirement of CMI to register under the Securities Act the CMI Common Stock in connection with the Merger.

       (e)   Other Matters.

             (i) Immediately prior to the Effective Time of the Merger, the Company will have no more than 10,000,000 shares of Company Common Stock issued and outstanding. Immediately prior to the Effective Time of the Merger, CMI will have no more than

                   4,991,042 shares of CMI Common Stock and no other series of capital stock issued and outstanding.

             (ii) From and after the Closing and with a view to making available to holders of CMI Common Stock the benefits of Rule 144 of the Securities Act or any other similar rule or regulation of the Securities and Exchange Commission ("SEC"), CMI will take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to CMI Common Stock and furnish to any holder of CMI Common Stock forthwith, upon request, a written statement by CMI as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of CMI as filed with the SEC and such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such CMI Common Stock without registration, upon satisfaction of all applicable provisions of Rule 144. CMI agrees to facilitate and expedite transfers of the shares of CMI Common Stock pursuant to Rule 144 under the Securities Act, which efforts will include timely notice to its transfer agent to expedite such transfers of such shares.

             (iii) At the  Closing,  the  then  existing  directors  of CMI will nominate and elect to the CMI Board of Directors those persons designated by the Company, and CMI will cause all of the persons then serving as directors and officers of CMI immediately prior to the Closing to resign from all of their respective positions with CMI, effective immediately upon the Closing.

(iv) If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of CMI are hereby fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.

              (v) The Company has entered into that certain Registration Rights Agreement with one or more of its shareholders that provides certain limited "piggy back" registration rights relating to 10,000,000 shares of the Company's common stock, which number does not take into consideration the conversion into CMI Common Stock under the terms Section 2(c) of this Agreement. Contemporaneous with the Closing of this Agreement, the Company agrees to assign all of its rights, duties and obligations under the Registration Rights Agreement to CMI and CMI agrees to accept such assignment and to assume and fulfill all of the terms, conditions and obligations of the Company set forth in the Registration Rights Agreement as they may apply to CMI Common Stock following the Closing of this Agreement.

             (vi) CMI acknowledges the existence of certain  convertible debt of the Company, which debt is to be convertible into 10,469,600 shares of CMI Common Stock following the Closing of this Agreement. CMI agrees to facilitate the conversion of the debt into the 10,469,600 shares of CMI Common Stock and to provide to the holder of such shares certain limited "piggy back" registration rights relating to no more than 20% of those shares and which registration rights will be identical to those set forth in the Registration Rights Agreement between the Company and TI.

             (vii) CMI  acknowledges  the  existence  of  certain  common  stock warrants held by SBI USA, LLC providing for the right to purchase shares of the Company's common stock. CMI agrees to assume the obligations of the warrants and will facilitate the conversion of the warrants into a maximum of 2,250,000 shares of CMI Common Stock following the Closing of this Agreement and pursuant to the terms and conditions of the warrant agreement between SBI USA, LLC and the Company.

       SECTION 3 Delivery of Shares. On or as soon as practicable after the Effective Time of the Merger, the Company will use reasonable efforts to cause all holders of the Company's capital stock (the "Company Stockholders") to surrender to CMI's transfer agent for cancellation certificates representing their shares of the Company's capital stock, against delivery of certificates representing the shares of CMI Common Stock for which the Company's capital stock is to be converted in the Merger pursuant to Section 2 hereof. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Time of the Merger, represented Company capital stock, will be deemed for all corporate purposes to evidence ownership of the same number of shares of CMI Common Stock into which the shares of the Company capital stock represented by such Company certificate will have been so converted.

       SECTION 4 Representations of the Company. The Company hereby represents and warrants as follows, which warranties and representations will also be true as of the Effective Time of the Merger:

       (a) As of the date hereof, excluding the Company Options, the total number of shares of Company Common Stock issued and outstanding is 10,000,000. As of the date hereof, the total number of Company Options issued and outstanding is no more than 4,950,000.

       (b) The Company Common Stock constitutes duly authorized and validly issued shares of capital stock of the Company. All shares are fully paid and nonassessable.

       (c) The audited financial statements of the Company as of and for the year ended December 31, 2004 and unaudited interim financial statements of the Company for the period ended June 30, 2005, which have been delivered to CMI, or will be delivered prior to the Closing (hereinafter referred to as the "Company Financial Statements"), fairly present the financial condition of the Company as of the dates thereof and the results of its operations for the periods covered thereby. Other than as set forth in any schedule or exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the Company Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business since June 30, 2005; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of the Company as reflected in the Company Financial Statements. The Company has, or will have at the Closing, good title to all assets, properties or contracts shown on the Company Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record.

       (d) Except as disclosed in writing to CMI, since June 30, 2005, there have not been any material adverse changes in the financial position of the Company except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of the Company.

       (e) The Company is not a party to any material pending litigation or, to the knowledge of its executive officers (herein, the "Company's Knowledge"), any governmental investigation or proceeding, not reflected in the Company Financial Statements, and, to the Company's Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened in writing against the Company.

       (f) Neither the Company nor any of its officers, employees or agents, nor any other person acting on behalf of the Company has, to the Company's knowledge, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any person who is or may be in a position to help or hinder the Company's business, or assist it in connection with any actual or proposed transaction, which (i) might subject it to any material damage or penalty in any action or which might have a material effect on the Company or its assets and properties, (ii) if not given in the past, might have had a material effect on the Company's business or its assets and properties, or (iii) if not continued in the future, might have a material effect on the Company's business or its assets and properties or subject it to suit or penalty in any action.

       (g) The Company is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified, except where the failure to so qualify would have no material adverse effect on the business, financial condition or results of operations of the Company.

       (h) The Company has, or by the Effective Time of the Merger will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Time of the Merger.

       (i) The Company has not, to the Company's knowledge, materially breached any material agreement to which it is a party. The Company has previously given CMI copies of or access to all material contracts, commitments and/or agreements to which the Company is a party.

       (j) The Company has the requisite corporate power and authority to enter into this Agreement together with such other agreements and documents requisite to this Agreement (the "Transaction Documents") to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been, or will prior to the Closing and the Effective Time of the Merger be, duly authorized by the Company's Board of Directors and by the Company's stockholders (if necessary). The execution of this Agreement and other Transaction Documents does not materially violate or breach any material agreement or contract to which the Company is a party, and the Company, to the extent required, has, or will have by Closing, obtained all necessary approvals or consents required by any agreement to which the Company is a party. The execution and performance of this Agreement and other Transaction Documents will not violate or conflict with any provision of the Company's Certificate of Incorporation in effect as of the date hereof, or Bylaws of the Company.

       (k) Information regarding the Company, which has been delivered by the Company to CMI for use in connection with the Merger is, to the Company's Knowledge, true and accurate in all material respects.

       (l) To the Company's Knowledge, the Company has and at the Closing will have, disclosed in writing to CMI all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of the Company.

       (m) All information regarding the Company which has been provided to CMI by the Company or set forth in any document or other communication, disseminated to any former, existing or potential Company Stockholders, or to the public or filed with any state or federal securities regulators or authorities is, to the Company's Knowledge, true, complete, accurate in all material respects.

       (n) To the Company's Knowledge the Company is and has been in compliance with, and the Company has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. The Company has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith.

       (o) To the Company's Knowledge without limiting the foregoing, (i) the Company and any other person or entity for whose conduct the Company is legally held responsible are and have been in material compliance with all applicable federal, state, regional, local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control, and (ii) neither the Company nor any other person for whose conduct the Company is legally held responsible has manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of the Company's properties or in connection with the Company's operations.

       (p) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against it as to amount in the latest balance sheet contained in the Company Financial Statements, there is no basis for any assertion against the Company of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement or other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby will

             (i) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from the Company to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of the Company;

             (ii) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of the Company; or

             (iii) result in the  acceleration of the time of payment or vesting of any such benefits.

       (q) To the Company's Knowledge, no aspect of the Company's past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair the Company from carrying on the business of the Company as it is presently being conducted by the Company.

       (r) Except as disclosed to CMI in writing, to the Company's Knowledge the Company has no Material Contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects, or otherwise. For purposes of this Section 4, "Material Contract" means payment or performance of a contract, commitment, arrangement or understanding in the ordinary course of business, which is expected to involve payments from the Company to any third party in excess of $100,000.

       (s) To the Company's Knowledge, no representation or warranty by the Company contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to, or in connection with, the provisions hereof contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To the Company's Knowledge, there is no current or prior event or condition of any kind or character pertaining to the Company that may reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company. Except as specifically indicated elsewhere in this Agreement, all documents delivered by the Company in connection herewith have been and will be complete originals, or exact copies thereof.

       (t) To the Company's Knowledge, all information to be supplied by it in writing, specifically for inclusion or incorporation by reference in the definitive Information Statement to be filed with the SEC by CMI and disseminated by CMI to its stockholders (the "Information Statement"), will not, at the time the Information Statement is so disseminated, or at any time it is amended or supplemented thereafter, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       SECTION 5 Representations of CMI and Merger Sub. CMI and Merger Sub hereby jointly and severally represent and warrant as follows, each of which representations and warranties will also be true as of the Effective Time of the
Merger:

       (a) As of the date hereof and the Effective Time of the Merger, the shares of CMI Common Stock to be issued and delivered to the security holders of the Company hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of CMI capital stock, free of all liens and encumbrances.

       (b) Each of CMI and Merger Sub has the requisite corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been or prior to the Closing and the Effective Time of the Merger will be duly authorized by the respective Boards of Directors of CMI and Merger Sub and by CMI as the sole stockholder of Merger Sub; and (ii) except as set forth in Section 7(e) hereof, do not have to be approved or authorized by the stockholders of CMI. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which CMI or Merger Sub is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to CMI, Merger Sub or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificates of Incorporation or Bylaws of either CMI or Merger Sub.

       (c) CMI has delivered to the Company a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2004, and 2003, and unaudited financial statements for the six-month period ended June 30, 2005 (the "CMI Financial Statements"). The CMI Financial Statements are complete, accurate and fairly present the financial condition of CMI as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The CMI Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of CMI as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. CMI agrees to provide updated quarterly financial statements as required by the SEC. Merger Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in Nevada. CMI has no subsidiaries or affiliates except for Merger Sub and Merger Sub has no subsidiaries or affiliates.

       (d) Since June 30, 2005, there have not been any material adverse changes in the business, financial condition or results of operation of CMI. At the Closing, neither CMI nor Merger Sub will have any material assets and neither such corporation now has, nor will it have, any liabilities of any kind other than those reflected in the most recent balance sheet set forth in the CMI Financial Statements and any costs or liabilities incurred in connection with the Merger (which costs and liabilities, including those liabilities reflected in the most recent balance sheet set forth in the CMI Financial Statements, collectively will be paid in full by CMI prior to or at the Closing so that at Closing, CMI has no outstanding liabilities).

       (e) Neither CMI nor Merger Sub is a party to, or the subject of, any material pending litigation, claims, or governmental investigation or proceeding not reflected in the CMI Financial Statements, and to the knowledge of the executive officers of CMI (herein "CMI's Knowledge"), there are no lawsuits, claims, assessments, investigations, or similar matters, threatened in writing against Merger Sub, CMI, or the management or properties of CMI or Merger Sub.

       (f) CMI and Merger Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the State of Nevada.

       (g) CMI and Merger Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the CMI Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither CMI nor Merger Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

       (h) As of the date of this Agreement, CMI's authorized capital stock consists solely of 12,500,000 shares of CMI Common Stock, $0.001 par value, of which 4,991,042 shares are presently issued and outstanding. Prior to the Closing, CMI will have outstanding 4,991,042 shares of common stock and no shares of preferred stock. Prior to the Closing, CMI will amend its Certificate of Incorporation to increase its authorized capitalization to 100 million shares of common stock, par value $0.001 per share, and 10 million shares of "blank check" preferred stock. Merger Sub's capitalization consists solely of 1,000 authorized shares of $0.001 par value common stock ("Merger Sub's Common Stock"), of which 1,000 shares are outstanding, all of which are owned by CMI, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of CMI and Merger Sub are, and will be at the Closing, duly authorized, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either CMI or Merger Sub.

       (i) The financial records, minute books, and other documents and records of CMI and Merger Sub have been made available to the Company prior to the Closing. The records and documents of CMI and Merger Sub that have been delivered to the Company constitute all of the material records and documents of CMI and Merger Sub that they are aware of or that are in their possession or in the possession of CMI or Merger Sub.

       (j) Neither CMI nor Merger Sub has breached any material agreement to which it is a party. Prior to the Closing, CMI will have given to the Company copies or access to all material contracts, commitments and/or agreements to which CMI is a party. There are no currently existing agreements with any affiliates, related or controlling persons or entities.

       (k) CMI has complied with all provisions relating to the issuance of shares and for the registration thereof under the Securities Act, or appropriate exemption from registration therefrom. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.

       (l) CMI currently has no employees, consultants or independent contractors other than its attorneys, accountants and transfer agent. Edward F. Cowle, Geoff Williams and Jim Ruzicka are, and will be, the sole directors and sole executive officers of CMI, and Geoff Williams and Jim Ruzicka are the sole directors and sole executive officers of Merger Sub.

       (m) CMI and Merger Sub have, and at the Closing will have, disclosed in writing to the Company all events, conditions and facts materially affecting the business, financial conditions, including any liabilities, contingent or otherwise, or results of operations of either CMI or Merger Sub, since January 1, 2005.

       (n) CMI was originally organized for the purposes of, and with a specific plan for the ownership and operations of mining claims. Subsequently, CMI revised its business to seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. (o) All information regarding CMI which has been provided to the Company by CMI, or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of CMI, to the public or filed with the SEC or any state securities regulators or authorities, is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations. Without limiting the generality of the foregoing, CMI has filed all required reports, schedules, forms, statements and other documents with the SEC since the filing of its registration statement on Form 10-SB on July 3, 2003, including all filed reports, schedules, forms, statements and other documents whether or not required (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents are true and complete and comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

       (p) CMI is and has been in compliance with, and CMI has conducted any business owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations, including, but not limited to, the Sarbanes-Oxley Act of 2002, and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. CMI has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith. CMI has never conducted any operations or engaged in any business transactions of a material nature other than as set forth in the reports CMI has previously filed with the SEC.

       (q) The certificates of the Chief Executive Officer and Chief Financial Officer of CMI required by Rules 13a-14 and 15d-14 of the Exchange Act or
       Section 906 of the Sarbanes-Oxley Act of 2002 with respect to the SEC Documents, as applicable, are true and correct as of the date of this Agreement as they relate to a particular SEC Document, as though made as of the date of this Agreement. The Company has established and maintains disclosure controls and procedures, has conducted the procedures in accordance with their terms and has otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act.

       (r) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the CMI Financial Statements, there is no basis for any assertion against CMI of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes, including e-commerce sales or other taxes, interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will

             (i) result in any payment, whether severance pay, unemployment compensation or otherwise, becoming due from CMI to any person or entity, including without limitation any employee, director, officer;

             (ii) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate; or

             (iii) result in the  acceleration of the time of payment or vesting of any such benefits.

       (s) No aspect of CMI's business, operations or assets is of such a character as would restrict or otherwise hinder or impair CMI from carrying on the business of CMI as it is presently being conducted by CMI.

       (t) Other than retention of accountants, attorney, and transfer agent, CMI has no other contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise.

       (u) None of CMI, Merger Sub or any other affiliate thereof has or maintains any employee benefit, bonus, incentive compensation, profit-sharing, equity, stock bonus, stock option, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, pension, retirement, supplemental retirement, employment related change-in-control, severance, salary continuation, layoff, welfare
       (including, without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether qualified or nonqualified and any trust, escrow, or other agreement related thereto, covering any present or former employees, directors, or their respective dependents.

       (v) No representation or warranty by CMI or Merger Sub contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no event or condition of any kind or character pertaining to CMI that may reasonably be expected to have a material adverse effect on CMI or its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by CMI in connection herewith have been and will be complete originals, or exact copies thereof.

       SECTION 6 Closing. The Closing of the transactions contemplated herein will take place on such date (the "Closing") as mutually determined by the parties hereto, but no later than five (5) days after all conditions precedent have been satisfied or waived and all required documents have been delivered. The parties will use their reasonable commercial efforts to cause the Closing to occur on or before November 15, 2005. The "Effective Time of the Merger" will be that date and time specified in the Certificate of Merger as the date on which the Merger will become effective.

       SECTION  7  Actions Prior to Closing.

         (a) Prior to the Closing, the Company on the one hand, and CMI and Merger Sub on the other hand, will be entitled to make such investigations of the assets, properties, business and operations of the other party and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination will be conducted at reasonable times and under reasonable circumstances, and the parties hereto will cooperate fully therein. The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect. Until the Closing, the parties hereto and their respective affiliates will keep confidential and will not use in any manner inconsistent with the transactions contemplated by this Agreement any information or documents obtained from the other concerning its assets, properties, business or operations (the "Confidential Information"). For the purpose of this Agreement, the party disclosing such Confidential Information is referred to as the "Discloser," and the party receiving such Confidential Information is referred to as the "Recipient." If the Closing will not occur for any reason (including, without limitation, pursuant to a termination of this Agreement), the parties hereto and their respective affiliates will not disclose, nor use for their own benefit, any such Confidential Information obtained from the other, in either case.

         (i) Confidential Information shall not include any information of that:

              A. is already known to Recipient at time of its disclosure as proven by documentary evidence;
              B. is or becomes publicly known through no wrongful act of Recipient;
              C.  is independently developed by or on behalf of Recipient; or
              D. is received from a third party whose disclosure does not violate a confidentiality obligation.

         (ii) Required Disclosure. In the event Recipient is required by law, regulation or legal or administrative process to disclose any Discloser Confidential Information, Recipient shall promptly notify Discloser in writing so that a protective order or other appropriate remedy may be sought by Discloser. Recipient agrees to furnish only that portion of Confidential Information that is legally required and to cooperate with Discloser, at Discloser's expenses and request, in seeking such a protective order;

         (iii) Return of Confidential Information. If the Closing will not occur for any reason (including, without limitation, pursuant to a termination of this Agreement), Confidential Information is and shall remain the Discloser's sole and exclusive property and no license or right to Confidential Information is granted hereby except as specifically provided herein. Any and all Confidential Information disclosed in tangible form, including information incorporated into computer software or held in electronic storage media, shall upon termination of this Agreement be returned to Discloser or destroyed promptly and shall not be thereafter retained in any form by Recipient or its Representatives. Notwithstanding termination or expiration of this Agreement or any return of Confidential Information, all rights and obligations of the parties under this Agreement as to any particular Confidential Information shall survive until the fourth anniversary of the disclosure of that Confidential Information.

         (iv) Specific Performance. The parties acknowledge Confidential Information is valuable and unique and that disclosure in breach of this Agreement will result in irreparable harm to Discloser. The parties agree that, in the event of a breach or threatened breach of the terms of this Agreement, Discloser shall be entitled to specific performance and/or an injunction prohibiting any such breach. Any such relief shall be in addition to and not in lieu of any monetary damages or other remedies that may be available.

       (b) Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement will be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that

             (i)   such approval will not be unreasonably withheld, and

             (ii) such review and approval will not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

       (c) Prior to the Effective Time of the Merger, CMI will amend its Certificate of Incorporation (i) to increase its authorized capitalization to 100 million shares of common stock, par value $0.001 per share, and 10 million shares of "blank check" preferred stock, and
       (ii) to change CMI's corporate name to NaturalNano, Inc.

       (d) Except as contemplated by this Agreement, there will be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of CMI Common Stock after the date hereof and there will be no dividends or other distributions paid on CMI's Common Stock after the date hereof, in each case through and including the Effective Time of the Merger. CMI and Merger Sub will conduct no business activities prior to the Closing other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

       (e) CMI, acting through its Board of Directors, will, in accordance with applicable law give notice of and submit for action by written consent of its stockholders;

             (i) an amendment to its Certificate of Incorporation to increase the authorized capitalization of CMI to 100 million shares of common stock and 10 million shares of "blank check" preferred stock;

             (ii) a proposal to adopt a stock option plan and allocate 7,000,000 shares of CMI common stock to the plan (the "CMI Stock Incentive Plan"); and

             (iii) an amendment to its  Certificate of  Incorporation  to change
                   CMI's corporate name to NaturalNano, Inc.

       (f) CMI will use its reasonable best efforts to obtain the written consent discussed in Section 7(e) above as soon as practicable after the execution of this Agreement and, as promptly as practicable thereafter;

             (i) prepare and file with the SEC a preliminary Information Statement relating to the matters stated above;

             (ii) use its reasonable best efforts to obtain and furnish the information required by the SEC to be included in the definitive Information Statement; and,
             (iii) after  consultation  with  counsel  to the  Company,  respond promptly to any comments made by the SEC with respect to the preliminary Information Statement and cause the Information Statement to be mailed to its stockholders as promptly as practicable following clearance from the SEC and at least 20 days prior to effecting the actions to be taken by written consent set forth in Section (7)(e) above.

       (g) The Company will provide to CMI any information for inclusion in the Information Statement which may be required under applicable law and which is reasonably requested by CMI. Each of the Company, CMI and Merger Sub, respectively, agree promptly to correct any information provided by any of them for use in the Information Statement if, and to the extent that, such information will have become false or misleading in any material respect and CMI further agrees to take all necessary steps to cause the Information Statement as so corrected to be filed with the SEC and to be disseminated to its stockholders to the extent required by applicable federal securities laws.

       (h) CMI hereby represents and warrants that the information supplied or to be supplied by CMI for inclusion or incorporation by reference in (i) the Information Statement and (ii) the Other Filings (as defined below) will, at the respective times filed with the SEC and, in the case of the Information Statement as of the date it or any amendment or supplement thereto is mailed to stockholders, not contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby represents and warrants that the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Information Statement or Other Filings will, at the respective times filed with the SEC and, in addition, in the case of the Information Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders, not contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

       (i) As soon as practicable following the date hereof and following the Effective Time of the Merger, each of CMI and the Company will properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign law relating to the Merger (collectively, the "Other Filings").

       (j) Except as required by law, CMI and Merger Sub will not voluntarily take any action that would, or that is reasonably likely to, result in any of the conditions to the Merger not being satisfied. Without limiting the generality of the foregoing CMI and Merger Sub will not take any action that would result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

       (k) The CMI Common Stock will continue to be approved for quotation on the OTC Bulletin Board and CMI will have continued to satisfy throughout the period from the date hereof through the Closing Date (i) its filing requirements under Section 13 of the Exchange Act and (ii) the requirements of Rule 15c2-11 as promulgated by the SEC under the Exchange Act.



       SECTION 8 Conditions Precedent to the Obligations of the Company. All obligations of the Company under this Agreement to effect the Merger and the other transactions contemplated hereby are subject to the fulfillment, prior to or as of the Closing and/or the Effective Time of the Merger, as indicated below, of each of the following conditions:

       (a) The representations and warranties by or on behalf of CMI and Merger Sub contained in this Agreement, or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at and as of the Closing and Effective Time of the Merger as though such representations and warranties were made at and as of such time.

       (b) CMI and Merger Sub will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. No preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority of competent jurisdiction will be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger.

       (c) On or before the Closing, the directors of CMI and Merger Sub, and CMI as sole stockholder of Merger Sub, will have approved in accordance with applicable provisions of the NRS the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and will have approved the Restated Certificate and the CMI Stock Incentive Plan and submitted the same for approval by the stockholders of CMI as required.

       (d) On or before the Closing, CMI and Merger Sub will have delivered certified copies of resolutions of the sole stockholder and directors of Merger Sub and of the directors of CMI approving and authorizing: (i) the execution, delivery and performance of this Agreement and all necessary and proper actions to enable CMI and Merger Sub to comply with the terms of this Agreement; (ii) the election of the Company's nominees to the Board of Directors of CMI and all matters outlined or contemplated herein; (iii) the submission of the amendment to the Certificate of Incorporation and the CMI Stock Incentive Plan to the stockholders of CMI; and (iv) the filing of the amendment to the Certificate of Incorporation upon approval thereof.

       (e) Each of the Company Stockholders will have delivered to CMI a letter commonly known as an "investment letter" agreeing that the shares of CMI Common Stock to be issued in the Merger are, among other things, (i) being acquired for investment purposes and not with a view to public resale, (ii) are being acquired for the investor's own account, (iii) that the investor is an "accredited investor" as defined under Regulation D of the Securities Act, and (iv) that the shares of CMI Common Stock are restricted and may not be resold, except in reliance of an exemption under the Act.

       (f) The Merger will be permitted by applicable state law and otherwise and CMI will have sufficient shares of its capital stock authorized to complete the Merger at the Effective Time and the transactions contemplated hereby.

       (g) The amendment to the Certificate of Incorporation and CMI Stock Option Incentive Plan will have been approved by the requisite vote of the stockholders of CMI, acting by written consent in lieu of a special meeting thereof, and the amendment to the Certificate of Incorporation will have been filed in accordance with the applicable requirements of the NRS.

       (h) At Closing, all of the directors and officers of CMI and Merger Sub will have resigned in writing from their positions as directors and officers of CMI and Merger Sub, respectively, effective upon the election and appointment of the Company nominees, and the directors of CMI will have taken such action as may be deemed necessary or desirable by the Company regarding such election and appointment of the Company nominees.

       (i) At the Closing, all instruments and documents delivered by CMI or Merger Sub, including to the Company Stockholders pursuant to the provisions hereof, will be reasonably satisfactory to legal counsel for the Company.

       (j) The capitalization of CMI and Merger Sub will be the same as described in Section 5(h) above and will reflect the effectiveness of the amendment to the Certificate of Incorporation increasing CMI's authorized capitalization.

       (k) The shares of CMI Common Stock to be issued to the Company Stockholders at Closing will be validly issued, nonassessable and fully paid under the applicable provisions of the NRS and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws. (l) The Company will have received all necessary and required approvals and consents from required parties and from its stockholders.

       (m) At the Closing, CMI and Merger Sub will have delivered to the Company an opinion of CMI's legal counsel dated as of the Closing to the effect that:

             (i) Each of CMI and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

             (ii) This Agreement has been duly authorized, executed and delivered by CMI and Merger Sub and is a valid and binding obligation of CMI and Merger Sub enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

             (iii) CMI and Merger Sub each through its Board of Directors and/or stockholders, as required, have taken all corporate action necessary for performance under this Agreement;

             (iv) The documents executed and delivered to the Company and the Company Stockholders hereunder are valid and binding in
                   accordance   with  their   terms  and  vest  in  the  Company
                   Stockholders all right, title and interest in and to the shares of CMI's Common Stock to be issued pursuant to Section 2 hereof, and the shares of CMI Common Stock when issued will be duly and validly issued, fully paid and nonassessable; and

             (i) CMI and Merger Sub each has the corporate power to execute, deliver and perform its respective obligations under this Agreement;

       (n) The Company will have completed its financial and legal due diligence investigation of CMI with results thereof satisfactory to the Company in its sole discretion.

       Section 9 Conditions Precedent to the Obligations of CMI and Merger Sub. All obligations of CMI and Merger Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and/or the Effective Time of the Merger, of each of the following conditions:

       (a) The representations and warranties by the Company contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at and as of the Closing and the Effective Time of the Merger as though such representations and warranties were made at and as of such times.

       (b) The Company will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

       (c) On or before the Closing, the directors of the Company will have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and will have submitted the same to the stockholders of the Company.

       (d) On or before the Closing Date, the Company will have delivered certified copies of resolutions of the stockholders and directors of the Company approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and authorizing all of the necessary and proper action to enable the Company to comply with the terms of this Agreement.

       (e) The Merger will be permitted by applicable state law and otherwise.

       (f) At the Closing, all instruments and documents delivered by the Company pursuant to the provisions hereof will be reasonably satisfactory to legal counsel for CMI.

       (g) The  capitalization  of the Company  will be the same as described in
       Section 4(a) hereof.

       (h) CMI will have received all necessary and requisite approvals and consents from required parties and from its stockholders, and this Agreement and the Merger will have been adopted and approved by the requisite vote of the Company Stockholders.

       (i) At the Closing, the Company will have delivered to CMI an opinion of the Company's legal counsel dated as of the Closing to the effect that:

             (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

             (ii) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

             (iii) The Company,  through its Board of Directors and stockholders has taken all corporate action necessary for performance under this Agreement; and


             (iv) The Company has the corporate power to execute, deliver and perform under this Agreement.

       (j) CMI will have an exemption from registration under the Securities Act and the securities laws of the state of Delaware and the various states of residence of the Company Stockholders for issuance of the shares of CMI Common Stock to be issued to the Company Stockholders in the Merger.

       (k) CMI will have received from the Company Stockholders the investment letters described in Section 8(e) hereof.

       SECTION 10 Survival. The representations and warranties contained in this Agreement and any other document or certificate relating hereto will survive and continue in full force and effect for a period of six months after the Effective Time of the Merger.

       SECTION 11 Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

       SECTION 12 Documents at Closing. At the Closing, the following documents will be delivered:

       (a) The Company will deliver, or will cause to be delivered, to CMI the following:

             (i) a certificate executed by the President of the Company to the effect that all representations and warranties made by the Company under this Agreement are true and correct as of the Closing and as of the Effective Time of the Merger, the same as though originally given to CMI or Merger Sub on said date and that the Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;
             (ii) a certificate from the state of the Company's incorporation dated within five business days of the Closing to the effect that the Company is in good standing under the laws of said state;

             (iii) such other instruments,  documents and certificates,  if any, as are required to be delivered pursuant to the provisions of this Agreement and the other Transaction Documents;

             (iv) executed copy of the Certificate of Merger for filing in Delaware;

             (v) certified copies of resolutions adopted by the Company Stockholders and the directors of the Company approving the Merger Agreement and other Transaction Documents and authorizing the Merger;

             (vi) the opinion of the Company's counsel as described in Section 9(i) above; and

             (vii) all  other  items,  the  delivery  of  which  is a  condition precedent to the obligations of CMI and Merger Sub, as set forth herein.

       (b) CMI and  Merger  Sub will  deliver  or cause to be  delivered  to the
Company:

             (i) stock certificates representing those securities of CMI to be issued as a part of the Merger as described in Section 2 hereof;

             (ii) a certificate of the President of CMI and Merger Sub, respectively, to the effect that all representations and warranties of CMI and Merger Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to the Company on said date; and that each of CMI and Merger Sub has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;

             (iii) certified  copies of resolutions  adopted by CMI's and Merger
                   Sub's Board of Directors and Merger Sub's sole stockholder approving the Merger Agreement and authorizing the Merger and all related matters; and certified copies of resolutions adopted by the stockholders of CMI approving the matters described in Section 7(e) above.

             (iv) certificates from the jurisdiction of incorporation of CMI and Merger Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

             (v) executed copy of the Certificate of Merger for filing in Nevada;

             (vi)  opinion of CMI's counsel as described in Section 8(m) above;

             (vii) such other  instruments  and  documents as are required to be delivered pursuant to the provisions of this Agreement;

            (viii) written resignation of all of the officers and  directors  of
                   CMI and Merger Sub; and

             (ix) all other items, the delivery of which is a condition precedent to the obligations of the Company, as set forth in
                   Section 8 hereof.

       SECTION 13 Finder's Fees. CMI and Merger Sub, jointly and severally, represent and warrant to the Company, and the Company represents and warrants to CMI and Merger Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

       SECTION 14 Additional Covenants. Between the date hereof and the Closing, except with prior written consent of the other party:

       (a) CMI, Merger Sub and the Company will conduct their business only in the usual and ordinary course and the character of such business will not be changed nor will any different business be undertaken;

       (b) No change will be made in the Certificate of Incorporation or Bylaws of CMI, Merger Sub or the Company except as described herein;

       (c) No change will be made in the authorized or issued shares of CMI except as set forth herein;

       (d) Neither CMI nor the Company will discharge or satisfy any lien or encumbrance or obligation or liability, other than current liabilities shown on the financial statements heretofore delivered and current liabilities incurred since that date in the ordinary course of business; and

       (e) CMI will not make any payment or distribution to its stockholders or purchase or redeem any shares or capital stock except as set forth herein.

       SECTION 15 Post-Closing Covenants. After the Closing, the Company will cause CMI to timely file with the SEC a current report on Form 8-K to report the Merger. In addition, for a period of 12 months following the Closing, the Company will cause CMI to use its commercially reasonable efforts to timely file all reports and other documents required to be filed by CMI under the Exchange Act.

       SECTION 16 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, by action taken or authorized by the Board of Directors of the terminating party or parties and, except as provided below, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of CMI or the Company:

       (a) By mutual written consent of CMI and the Company;

       (b) By either CMI or the Company, if the Effective Time of the Merger will not have occurred on or before November 30, 2005 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 16(b) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Effective Time of the Merger to occur on or before the Termination Date;

       (c) By either CMI or the Company if any governmental entity (i) will have issued an order, decree or ruling or taken any other action (which the parties will use their reasonable best efforts to resist, resolve or lift, as applicable), permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement and such order, decree, ruling or other action will have become final and nonappealable, or (ii) will have failed to issue an order, decree or ruling or to take any other action and such denial of a request to issue such order, decree, ruling or take such other action will have become final and nonappealable (which order, decree, ruling or other action the parties will have used their reasonable best efforts to obtain), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in Sections 8 and 9, as applicable;

       (d) By either CMI or the Company, if the approvals of the respective stockholders of either CMI or the Company contemplated by this Agreement will not have been obtained by reason of the failure to obtain the required vote of stockholders or consent to the respective matters as to which such approval was sought;

       (e) By CMI, if the Company will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 9 are not capable of being satisfied on or before the Termination Date; or

       (f) By the Company, if CMI will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 8 are not capable of being satisfied on or before the Termination Date.

       SECTION 17 Effect of Termination. In the event of termination of this Agreement by either CMI or the Company as provided in Section 16 (other than Sections 16(e) or (f)), this Agreement will forthwith become void and there will be no liability or obligation on the part of any of the parties or their respective officers or directors.

       SECTION  18 Miscellaneous.

       (a) Further Assurances. At any time and from time to time after the Effective Time of the Merger, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

       (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

       (c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

       (d) Notices. All notices and other communications hereunder will be in writing and will be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

       (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

       (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

       (g) Binding Effect. This Agreement will be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

       (h) Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger, is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

       (i) Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement will remain in full force and effect.

       (j)  Responsibility  and Costs.  Whether the Merger is consummated or not and except as otherwise set forth below, all fees, expenses and out-of-pocket costs including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto will be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party will be responsible for all costs of all parties hereto. Notwithstanding the above, the Company agrees that it will pay to Leonard
       E. Neilson, Attorney at Law, all legal expenses and costs associated with the preparation and execution of this Agreement and all transactions, agreements and documents contemplated hereby.

       (k) Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of law.





                       [Signatures on the Following Page]

             IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                              NATURALNANO, INC.



                                        By: /s/ Michael D. Riedlinger
                                            ------------------------------------
                                              Michael D. Riedlinger
                                        Its:  President


                                        CEMENTITIOUS MATERIALS, INC.



                                        By: /s/ Edward F. Cowle
                                            ------------------------------------
                                              Edward F. Cowle
                                        Its:  President


                                        CEMENTITIOUS ACQUISITIONS, INC.



                                        By: /s/ Geoff Williams
                                            ------------------------------------
                                              Geoff Williams
                                        Its:  President